Exhibit No. 99.1
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 21, 2006

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
         ANNOUNCES NET INCOME AND REVENUE UP 57% AND 13%, RESPECTIVELY,
                              IN 2005 VERSUS 2004

DENVER, COLORADO, March 21, 2006. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH(R) dental practices, announced results for the year and quarter ended December 31, 2005. The Company's net income increased 56.9% to $2.2 million, or $.82 per share of common stock, compared to net income of $1.4 million, or $.53 per share of common stock, for the year ended December 31, 2004. Net income for the year ended December 31 included an expense of $748,000 ($475,000 after tax, or $.18 per share) related to a restricted stock grant in the 2005 period and an after-tax loss on discontinued operations and disposition of assets of $188,000, or $.07 per share of common stock, in 2004.

Total dental group practice revenue increased $6.1 million, or 13.1%, to $52.5 million for the year ended December 31, 2005 compared to $46.5 million for the year ended December 31, 2004. For the year ended December 31, 2005, net revenue increased $4.5 million, or 14.1% to $36.7 million, compared to net revenue of $32.2 million in 2004. Earnings before interest, taxes, depreciation, amortization and discontinued operations ("Adjusted EBITDA") for the year ended December 31, 2005 increased $748,000, or 16.1%, to $5.4 million from $4.7 million for the year ended December 31, 2004.

Net income for the fourth quarter of 2005 increased 20.6% to $417,000, or $.16 per share of common stock, compared to net income of $346,000, or $.13 per share of common stock, for the quarter ended December 31, 2004. After adding back the after-tax equity compensation expense, net income for the fourth quarter of 2005 would have been $467,000, or a 35.1% increase over net income for the fourth quarter of 2004. Total dental group practice revenue increased $1.3 million, or 11.9%, to $12.5 million for the quarter ended December 31, 2005 compared to $11.2 million for the quarter ended December 31, 2004. For the quarter ended December 31, 2005, net revenue increased $923,000, or 11.9%, to $8.7 million, compared to net revenue of $7.8 million for the corresponding period in 2004. The Company's Adjusted EBITDA increased $220,000, or 21.1%, to $1.3 million for the quarter ended December 31, 2005 compared to $1.0 million for the quarter ended December 31, 2004.

The Company has opened three de novo offices; one in the Phoenix, Arizona market in October 2005, one in the Denver, Colorado market in January 2005 and one in the Phoenix, Arizona market in March 2006. For the remainder of 2006, the Company anticipates opening three more de novo offices; one each in the Denver, Phoenix and Albuquerque markets, and will continue to evaluate other potential sites. The three additional de novo offices are projected to open in the second and third quarters of 2006. The Company completed a major remodel and expansion of one of its Denver market offices in November 2005 and intends to complete a second office expansion of a Denver market office in the second quarter of 2006. In February 2006, the Company opened a new office in its Colorado Springs, Colorado market that was a relocation of an existing office into a much larger facility.

During 2005, the Company purchased 312,000 shares of its Common Stock for approximately $4.3 million and paid out just over $800,000 in dividends to its shareholders. The Company's borrowing's under its line of credit increased by $2.0 million during the year to $2.9 million at December 31, 2005.

In August 2005, and as previously announced, the Company's stock was split 2-for-1. All shares outstanding and per share results reported herein have been adjusted to reflect the stock split. As previously reported, the Company's Board of Directors approved an increase in its quarterly dividend for 2006 to $.13 per share from $.10 per share in 2005. This increased dividend is first payable on April 15, 2006 to shareholders of record on March 31, 2006.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently, the Company manages 58 dental offices, of which 35 were acquired and 23 were de novo developments. The Company operates its dental offices under the PERFECT TEETH(R) name.

The Company previously announced it would conduct a conference call to review year to date and quarter ended December 31, 2005 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Tuesday, March 21, 2006, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-888-280-4443 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on March 21st, the rebroadcast number is 1-888-203-1112 with the pass code of 4334405. This rebroadcast will be available through April 4, 2006.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2006 and other future periods. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                               Quarter Ended                            Year Ended
                                                                December 31,                           December 31,
                                                     -----------------------------------    ------------------------------------
                                                          2004                2005               2004                2005
                                                     ----------------    ---------------    ---------------    -----------------
NET REVENUE: (a)                                          $7,767,432         $8,690,653        $32,170,405          $36,716,117

DIRECT EXPENSES:
      Clinical salaries and benefits                       2,954,438          3,280,373         11,985,523           13,578,650
      Dental supplies                                        485,289            517,113          1,987,951            2,215,685
      Laboratory fees                                        549,409            573,224          2,398,743            2,446,344
      Occupancy                                              919,196            998,711          3,584,515            3,864,640
      Advertising and marketing                              112,655            156,932            678,193              951,916
      Depreciation and amortization                          430,993            441,340          1,787,892            1,703,330
      General and administrative                             947,286          1,136,159          3,826,401            4,183,471
                                                     ----------------    ---------------    ---------------    -----------------
                                                           6,399,266          7,103,852         26,249,218           28,944,036

                                                     ----------------    ---------------    ---------------    -----------------
      Contribution from dental offices                     1,368,166          1,586,801          5,921,187            7,772,081

CORPORATE EXPENSES:
      General and administrative (includes $81,030
        of equity compensation in the
        quarter ended December 31, 2005 and
        $747,904 of equity compensation and
        related taxes in the
        year  ended December 31, 2005)                       759,657            850,149          3,054,747            4,235,510
      Depreciation and amortization                           51,887             36,625            216,926              139,512
                                                     ----------------    ---------------    ---------------    -----------------
      Operating income                                       556,622            700,027          2,649,514            3,397,059

      Interest expense (income), net                           1,719             29,016             59,062             (12,204)
                                                     ----------------    ---------------    ---------------    -----------------
      Income from continuing operations
        before income taxes                                  554,903            671,011          2,590,452            3,409,263
      Income tax expense                                     209,016            254,009          1,023,254            1,244,960
                                                     ----------------    ---------------    ---------------    -----------------
      Income from continuing operations                      345,887            417,002          1,567,198            2,164,303

DISCONTINUED OPERATIONS (Note 4):
      Operating (loss) attributable to assets
      disposed of                                                  -     -                       (120,169)     -

      (Loss) recognized on dispositions                            -     -                       (192,500)     -

      Income tax benefit                                           -     -                         125,068     -
                                                     ----------------    ---------------    ---------------    -----------------


      (Loss) on discontinued operations                            -                  -          (187,601)                    -
                                                     ----------------    ---------------    ---------------    -----------------

      Net income                                            $345,887           $417,002         $1,379,597           $2,164,303
                                                     ================    ===============    ===============    =================
       Net income (loss) per share of
        Common Stock - Basic:
          Continuing operations                                $0.14              $0.18              $0.65                $0.91

          Discontinued operations                                  -                  -             (0.08)                    -
                                                     ----------------    ---------------    ---------------    -----------------
      Net income per share of Common Stock - Basic             $0.14              $0.18              $0.57                $0.91
                                                     ================    ===============    ===============    =================

      Net income (loss) per share of
       Common Stock - Diluted:
         Continuing operations                                 $0.13              $0.16              $0.60                $0.82

         Discontinued operations                                   -                  -             (0.07)                    -
                                                     ----------------    ---------------    ---------------    -----------------
      Net income per share of Common Stock - Diluted           $0.13              $0.16              $0.53                $0.82
                                                     ================    ===============    ===============    =================

      Weighted average number of shares of
       Common Stock and dilutive securities:
          Basic                                            2,416,884          2,378,500          2,415,844            2,367,923
                                                     ================    ===============    ===============    =================

          Diluted                                          2,642,606          2,640,984          2,631,054            2,624,286
                                                     ================    ===============    ===============    =================


a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $12,539,249 for the quarter ended December 31, 2005 compared to $11,205,066 for the quarter ended December 31, 2004 and was $52,526,276 for the year ended December 31, 2005 compared to $46,460,595 for the year ended December 31, 2004.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                               December 31,
                                                                     ---------------------------------
                              ASSETS                                     2004               2005
                                                                     --------------    ---------------

CURRENT ASSETS:
      Cash and cash equivalents                                           $756,181           $921,742
      Accounts receivable, net of allowance for doubtful
        accounts of $232,543 and $261,031, respectively                  2,976,186          3,215,369
      Deferred tax asset                                                   135,826            160,411

      Income tax receivable                                                 80,318                  -
      Prepaid expenses and other assets                                    800,671            605,599
                                                                     --------------    ---------------

          Total current assets                                           4,749,182          4,903,121

      PROPERTY AND EQUIPMENT, net                                        3,164,124          3,939,452

OTHER NONCURRENT ASSETS:
      Intangible assets, net                                            13,787,093         13,036,652
      Deferred charges and other assets                                    159,440            154,245
                                                                     --------------    ---------------

          Total assets                                                 $21,859,839        $22,033,470
                                                                     ==============    ===============

               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable and accrued expenses                             $4,637,927         $4,678,479

      Income taxes payable                                                       -            175,259
      Current maturities of long-term debt                                 167,217            145,150
                                                                     --------------    ---------------

          Total current liabilities                                      4,805,144          4,998,888

LONG-TERM LIABILITIES:
      Deferred tax liability, net                                          670,893            750,346
      Long-term debt, net of current maturities                          1,078,711          2,887,166
      Other long-term obligations                                          176,741            195,723
                                                                     --------------    ---------------

          Total liabilities                                              6,731,489          8,832,123

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS' EQUITY:
      Preferred Stock, no par value, 10,000,000 shares

        authorized; none outstanding                                             -     -
      Common Stock, no par value, 20,000,000 shares
        authorized; 2,417,020 and  2,343,675 shares issued and
        outstanding, respectively                                       12,125,811          9,628,457
      Deferred equity compensation                                                          (648,240)
      Retained earnings                                                  3,002,539          4,221,130
                                                                     --------------    ---------------

      Total shareholders' equity                                        15,128,350         13,201,347

      Total liabilities and shareholders' equity                       $21,859,839        $22,033,470
                                                                     ==============    ===============

Although Adjusted EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because Adjusted EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA can be made by adding discontinued operations (before income tax benefit), depreciation and amortization - offices, depreciation and amortization - corporate, amortization of equity compensation, interest expense/(income), net and income tax expense to net income as in the table below.

                                                           Quarters Ended                      12 Months Ended
                                                            December 31,                         December 31,
                                                   --------------------------------     -------------------------------
                                                       2004              2005               2004              2005
                                                   -------------    ---------------     --------------    -------------

RECONCILIATION OF ADJUSTED EBITDA:
  Net income                                           $345,887           $417,002         $1,379,597       $2,164,303
  Add Back:
    Discontinued operations -

      (before income tax expense)                             -                -              312,669                -
    Depreciation and amortization - Offices             430,993            441,340          1,787,892        1,703,330
    Depreciation and amortization - Corporate            51,887             36,625            216,926          139,512

    Amortization of equity compensation                       -             81,030                  -          162,060
    Interest expense (income), net                        1,719             29,016             59,062          (12,204)
    Income tax expense                                  209,016            254,009            898,186        1,244,960
                                                   -------------    ---------------     --------------    -------------

ADJUSTED EBITDA                                      $1,039,502         $1,259,022         $4,654,332       $5,401,961
                                                   =============    ===============     ==============    =============



Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

                                                          Quarters Ended                       12 Months Ended
                                                            December 31,                        December 31,
                                                   --------------------------------    --------------------------------
                                                       2004              2005              2004               2005
                                                   -------------     --------------    --------------     -------------

Total dental group practice revenue                 $11,205,066        $12,539,249       $46,460,595       $52,526,276
Less - amounts retained by dental offices             3,437,634          3,848,596        14,290,190        15,810,159
                                                   -------------     --------------    --------------     -------------

Net revenue                                          $7,767,432         $8,690,653       $32,170,405       $36,716,117
                                                   =============     ==============    ==============     =============